Exhibit 99.3

CORE MOLDING TECHNOLOGIES, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL INFORMATION

CORE MOLDING TECHNOLOGIES, INC.
INDEX TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANICAL INFORMATION

PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION – BASIS OF PRESENTATION	1

PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF SEPTEMBER 30, 2017	2

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017	3

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2016	4

CORE MOLDING TECHNOLOGIES, INC.
PRO FORMA CONDENSED COMBINED
FINANCIAL INFORMATION
BASIS OF PRESENTATION

On January 16, 2018, 1137925 B.C. Ltd. (the “Subsidiary”), a wholly owned subsidiary of Core Molding Technologies, Inc. (“Core” or the “Company”), entered into an Asset Purchase Agreement (“Agreement”) with Horizon Plastics International Inc., 1541689 Ontario Inc., 2551024 Ontario Inc. and Horizon Plastics de Mexico, S.A. de C.V. (collectively “Horizon Plastics”).

The following unaudited pro forma condensed combined financial information give effect to the acquisition of Horizon Plastics by the Company in a transaction to be accounted for in accordance with Statement of Financial Accounting Standards (“SFAS”) Accounting Standards Codification (“ASC”) Topic 805 “Business Combinations”. The unaudited pro forma condensed combined balance sheet is based on the individual historical consolidated balance sheet of Core as of September 30, 2017 and the combined balance sheet of Horizon Plastics as of November 30, 2017 and has been prepared to reflect the acquisition as if the acquisition of Horizon Plastics and the payment of the purchase price therefor as described in item 2.01 of this Form 8-K/A occurred in its entirety on September 30, 2017. The unaudited pro forma condensed combined statements of operations are based on the individual historical consolidated statements of operations for Core for the nine months ended September 30, 2017 and year ended December 31, 2016 and the historical combined statements of Horizon Plastics for the the nine months ended November 30, 2017 and for the year ended November 30, 2016 and is presented as if the acquisition of Horizon Plastics and the payment of the purchase price therefor by the Company occurred on January 1, 2016. The unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements and notes related thereto appearing in our Form 10-K for the year ended December 31, 2016 and the historical consolidated financial statements and notes related thereto appearing in our Form 10-Q for the nine months ended September 30, 2017 as well as the historical combined financial statements of Horizon Plastics for each respective period appearing in exhibits 99.1 and 99.2 to this Form 8-K/A.

Preparation of the pro forma information was based on assumptions considered appropriate by management and are provided for informational purposes only. The pro forma financial information is unaudited and is not necessarily indicative of the results which would have occurred if the transactions described above had been consummated on September 30, 2017 for the pro forma condensed combined balance sheet and on January 1, 2016 for the pro forma condensed combined statements of operations, nor does it purport to represent the future financial position and the results of operations for future periods.

In management’s opinion, all adjustments necessary to reflect the effects of the transactions listed above have been made. To produce proforma information, the Company allocated the purchase price using its best estimates of fair value. These estimates are based on the most recently available information. The allocation is dependent upon certain valuations and other studies that are not yet final. Accordingly, the pro forma purchase price adjustments are preliminary, subject to further adjustments as additional information becomes available and as additional analyses are performed. Upon completion of the analysis, final valuations will be performed. There can be no assurance that these final valuations will not result in material changes to the purchase price allocation. The unaudited pro forma condensed combined financial statements do not reflect the costs of any integration activities nor any cost savings from operating efficiencies, synergies or other restructuring, or associated costs to achieve such savings or any revenue cross selling opportunities that may result from the acquisition.

The unaudited pro forma combined financial information conforms the accounting policies of Horizon Plastics, to the extent applicable, to Core's existing accounting policies. Horizon Plastics historical financial statements are maintained and prepared using Canadian Accounting Standards for Private Enterprises (“ASPE”). Management reviewed the accounting principles used under Canadian ASPE and compared with principles under U.S. generally accepted accounting principles (“U.S. GAAP”) and noted no material variations in accounting principles, practices and methods. As such, there are no material differences between the balance sheet, statements of operations, retained earnings and cash flows prepared by Horizon Plastics requiring a reconciliation between Canadian ASPE and US GAAP. Certain historical amounts of Horizon Plastics have been reclassified to conform to our presentation. See Note 1 - Basis of Presentation for further information. Based on the Company's preliminary review of the summary of significant accounting policies disclosed in the historical financial statements of Horizon Plastics, no material differences exist to the Company's significant policies. However, a further detailed review is currently being performed. As a result of that review, the Company may identify differences between the accounting policies of the two companies that, when conformed, may have a material impact on the consolidated financial statements.

CORE MOLDING TECHNOLGIES, INC.
PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2017 (UNAUDITED)

	Core Molding Technologies, Inc.	Horizon Plastics(A)	Pro Forma Adjustments		Pro Forma Combined
Assets:
Current assets:
Cash and cash equivalents	$27,540,000	$543,000	$(22,174,000)	(B)(C)	$5,909,000
Accounts receivable, net	24,293,000	8,717,000	—		33,010,000
Inventory, net	12,794,000	5,587,000	165,000	(D)	18,546,000
Foreign sales tax receivable	445,000	1,997,000	(1,997,000)	(B)	445,000
Prepaid expenses and other current assets	1,732,000	855,000	(98,000)	(B)	2,489,000
Total current assets	66,804,000	17,699,000	(24,104,000)		60,399,000

Property, plant and equipment, net	68,111,000	10,176,000	2,818,000	(E)	81,105,000
Goodwill	2,403,000	—	19,587,000	(F)	21,990,000
Intangibles, net	525,000	—	17,520,000	(G)	18,045,000
Other non-current assets	862,000	3,648,000	(3,648,000)	(B)	862,000
Total Assets	$138,705,000	$31,523,000	$12,173,000		$182,401,000

Liabilities and Stockholders’ Equity:
Liabilities:
Current liabilities:
Current portion of long-term debt	$3,000,000	$669,000	$(424,000)	(B)(H)	$3,245,000
Revolving line of credit	—	6,987,000	(2,487,000)	(B)(H)	4,500,000
Accounts payable	11,652,000	3,393,000	(1,106,000)	(I)	13,939,000
Tooling in progress	1,184,000	13,000	—		1,197,000
Current portion of post retirement benefits liability	1,018,000	—	—		1,018,000
Due to related parties	—	14,535,000	(14,535,000)	(B)	—
Accrued liabilities:
Compensation and related benefits	4,847,000	—	—	(B)(I)	4,847,000
Taxes	548,000	619,000	(619,000)	(B)	548,000
Other	1,325,000	—	46,000	(I)	1,371,000
Total current liabilities	23,574,000	26,216,000	(19,125,000)		30,665,000

Long-term debt	4,500,000	2,377,000	34,228,000	(B)(H)	41,105,000
Deferred tax liability	992,000	8,000	(8,000)	(B)	992,000
Post retirement benefits liability	7,620,000	—	—		7,620,000
Total Liabilities	36,686,000	28,601,000	15,095,000		80,382,000
Commitments and Contingencies	—				—
Stockholders’ Equity:
Preferred stock	—	—	—		—
Common stock	77,000	—	—		77,000
Paid-in capital	31,195,000	—	—		31,195,000
Accumulated other comprehensive income, net of income taxes	2,666,000	(45,000)	45,000	(J)	2,666,000
Treasury stock	(28,153,000)	—	—		(28,153,000)
Retained earnings	96,234,000	2,967,000	(2,967,000)	(J)	96,234,000
Total Stockholders’ Equity	102,019,000	2,922,000	(2,922,000)		102,019,000
Total Liabilities and Stockholders’ Equity	$138,705,000	$31,523,000	$12,173,000		$182,401,000

CORE MOLDING TECHNOLGIES, INC.
PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2017 (UNAUDITED)

	Core Molding Technologies, Inc.	Horizon Plastics(A)	Pro Forma Adjustments		Pro Forma Combined
Net sales:
Products	$110,723,000	$45,720,000	$—		$156,443,000
Tooling	11,885,000	2,096,000	—		13,981,000
Total net sales	122,608,000	47,816,000	—		170,424,000

Total cost of sales	103,001,000	38,434,000	1,047,000	(K)(L)	142,482,000

Gross margin	19,607,000	9,382,000	(1,047,000)		27,942,000

Total selling, general and administrative expense	12,450,000	4,750,000	203,000	(K)(M)(N)	17,403,000

Operating income	7,157,000	4,632,000	(1,250,000)		10,539,000

Other income and expense
Other income	—	(1,000,000)	—		(1,000,000)
Net interest expense	191,000	241,000	1,171,000	(O)	1,603,000
Total other income and expense	191,000	(759,000)	1,171,000		603,000

Income before income taxes	6,966,000	5,391,000	(2,421,000)		9,936,000

Total income taxes	2,262,000	1,478,000	(726,000)	(P)	3,014,000

Net income	$4,704,000	$3,913,000	$(1,695,000)		$6,922,000

Net income per common share:
Basic	$0.61				$0.90
Diluted	$0.61				$0.89
Weighted average shares outstanding:
Basic	7,711,000				7,711,000
Diluted	7,757,000				7,757,000

CORE MOLDING TECHNOLGIES, INC.
PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2016 (UNAUDITED)

	Core Molding Technologies, Inc.	Horizon Plastics(A)	Pro Forma Adjustments		Pro Forma Combined
Net sales:
Products	$146,624,000	$47,487,000	$—		$194,111,000
Tooling	28,258,000	704,000	—		28,962,000
Total net sales	174,882,000	48,191,000	—		223,073,000

Total cost of sales	146,958,000	38,440,000	1,295,000	(K)(L)	186,693,000

Gross margin	27,924,000	9,751,000	(1,295,000)		36,380,000

Total selling, general and administrative expense	16,379,000	4,130,000	1,013,000	(K)(M)	21,522,000

Operating income	11,545,000	5,621,000	(2,308,000)		14,858,000

Other income and expense
Other income	—	(824,000)	—		(824,000)
Net interest expense	298,000	68,000	1,900,000	(O)	2,266,000
Total other income and expense	298,000	(756,000)	1,900,000		1,442,000

Income before income taxes	11,247,000	6,377,000	(4,208,000)		13,416,000

Total income taxes	3,836,000	1,758,000	(1,258,000)	(P)	4,336,000

Net income	$7,411,000	$4,619,000	$(2,950,000)		$9,080,000

Net income per common share:
Basic	$0.97				$1.19
Diluted	$0.97				$1.19
Weighted average shares outstanding:
Basic	7,621,000				7,621,000
Diluted	7,661,000				7,661,000

NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
(Unaudited)
NOTE 1 - BASIS OF PRESENTATION

The unaudited pro forma condensed combined financial statements present the pro forma financial position and statement of operations of the combined company based upon historical financial information after giving effect to the acquisition and adjustments described in these footnotes.

The unaudited pro forma consdensed combined blance sheet is based on the individual historical consolidated balance sheet of Core as of September 30, 2017 and Horizon Plastics as of November 30, 2017, plus pro forma adjustments, and gives effect to the transaction as if it had occurred on September 30, 2017.

The unaudited pro forma combined condensed statements of operations for the nine months ended September 30,2017 and the year ended December 31, 2016 are based on the individual historical consolidated statements of operations for Core for the nine months ended September 30, 2017 and year ended December 31, 2016, respectively, and the nine months ended November 30, 2017 and for the year ended November 30, 2016, respectively, for Horizon Plastics plus pro forma adjustments, and gives effect to the acquisition transactions as if it had occurred on January 1, 2016.

Historical financial statements of Horizon Plastics are denominated in Canadian Dollars. For purposes of the pro forma financial statements, Horizon Plastics' November 30, 2017 balance sheet was converted at a rate of $1.29 Canadian to one US dollar and for the nine month period ending November 30, 2017 and year end period ending November 30, 2016 were converted at the period average rate of $1.30 and $1.33, respectively.

The unaudited pro forma combined financial information is based on the assumption that the acquisition is accounted for using the acquisition accounting method in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805, Business Combinations, and include all adjustments that are directly attributable to the transactions, are factually supportable regardless of whether they have continuing impact or are nonrecurring. In accordance with ASC 805, the Company allocated the purchase price of the acquisition to the tangible assets, liabilities, and identifiable intangible assets acquired based on their estimated fair values. The excess of the purchase price over those fair values is recorded as goodwill. During the measurement period, as additional information becomes available about facts and circumstances that existed as of acquisition date, we may further revise our preliminary valuation of assets acquired and liabilities assumed with the corresponding offset to goodwill. After the measurement period, which could be up to one year after the initial transaction date, we may record subsequent adjustments to our statement of operations.

The allocation of the purchase price is preliminary and based on valuations derived from estimated fair value assessments and assumptions used by management. As of the date of this document the Company had not completed the final, detailed valuation studies necessary to arrive at the required estimates of fair value of assets acquired and liabilities assumed of Horizon Plastics and the related allocations of the purchase price. The preliminary allocation of the purchase price of the acquisition used in these unaudited pro forma condensed consolidated financial statements is based upon the Company’s estimates at the date of preparation of these pro forma financial statements, and is subject to change as the Company finalizes valuation studies.

The unaudited pro forma combined financial information does not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the acquisition. The unaudited pro forma condensed combined financial information also does not include any future integration costs. The unaudited pro forma condensed combined financial information has been prepared by management for illustrative purposes only in accordance with Article 11 of SEC Regulation S-X and are not necessarily indicative of the combined financial position or results of operations in future periods or the results that actually would have been realized had Core and Horizon Plastics been operating as a combined company during the specified periods presented.

The unaudited pro forma combined financial information conforms the accounting policies of Horizon Plastics to the Company's existing accounting policies, to the extent applicable. Horizon Plastics financial statements are maintained and prepared using Canadian ASPE. Management reviewed the accounting principles used under Canadian ASPE and compared with principles under U.S. generally accepted accounting principles (“U.S. GAAP”) and noted no material variations in accounting principles, practices and methods. As such, there would be no material differences between the balance sheet, statements of operations, retained earnings and cash flows prepared by Horizon Plastics requiring a reconciliation between Canadian ASPE and US GAAP. Certain amounts in the historical combined financial statements of Horizon Plastics have been reclassified to conform to Core’s historical financial statement presentation. We will continue to assess the accounting policies of Horizon Plastics for adjustments in addition to those reflected in the unaudited pro forma combined financial information that may be required to conform the accounting policies of the Company and Horizon Plastics.

NOTE 2 - PRELIMINARY PURCHASE PRICE ALLOCATION

On January 16, 2018, the Company acquired substantially all of the business assets and assumed certain specified liabilities of Horizon Plastics in exchange for approximately $62,981,000 in cash, subject to a working capital closing adjustment and other customary holdbacks, which are still pending. The acquisition was funded through a combination of cash on hand of $13,481,000 and borrowings of $49,500,000 under the Amended and Restated Credit Agreement entered into with KeyBank National Association as administrative agent and various other financial institutions on January 16, 2018.

Under the purchase method of accounting, we allocated the total purchase price of $62,981,000 to the net tangible and intangible assets acquired and liabilities assumed based upon their respective estimated fair values as of the initial transaction date. The following summarizes the preliminary purchase price allocation as of the acquisition date (in thousands):

Estimated Fair Values:	September 30, 2017

Accounts Receivable	8,717,000
Inventories	5,752,000
Other Current Assets	757,000
Plant and Equipment	12,994,000
Goodwill	19,587,000
Intangibles	17,520,000
Assumed Liabilities	(2,346,000)
Purchase Price	62,981,000

Identifiable intangible assets. The amount preliminarily allocated to intangible assets has been attributed to the following categories and will be amortized over the useful lives of each individual asset identified on a straight-line basis as follows (dollars in thousands):

Acquired Intangible Assets	Estimated Fair Value	Estimated Useful Life (Years)
Noncompetition Agreement	1,910,000	5
Trademarks	1,610,000	25
Developed Technology	4,420,000	7
Customer Relationships	9,580,000	12
Total	17,520,000

The allocation of purchase price is preliminary and subject to completion upon obtaining the necessary remaining information, including (1) the identification and valuation of assets acquired and liabilities assumed, including intangible assets and related goodwill, and (2) the finalization of the opening balance sheet, including working capital settlements which are still pending. We have preliminarily valued the acquired assets and liabilities based on their estimated fair value. These estimates are subject to change as additional information becomes available. Any adjustments to the preliminary fair values will be made as such information becomes available and made within the customary measurement period. The final amounts allocated to assets and liabilities acquired could differ significantly from the amounts presented in the unaudited pro forma condensed combined financial statements as both the allocation, and assets and liabilities acquired as of January 16, 2018, may differ from November 30, 2017, the date of the presented pro forma condensed combined balance sheet.

NOTE 3 - DEBT

On January 16, 2018, 1137925 B.C. Ltd. (the “Subsidiary”), a wholly owned subsidiary of Core Molding Technologies, Inc., acquired substantially all the assets and assumed certain liabilities of Horizon Plastics, in exchange for $62,981,000 in cash, subject to working capital closing adjustments. The acquisition, and repayment of the Company's existing term loan, was funded through a combination of available cash on hand and borrowings of $49,500,000 under an A/R Credit Agreement.

On January 16, 2018, the Company entered into an A/R Credit Agreement with KeyBank National Association as administrative agent and various financial institutions party thereto as lenders (the "Lenders"). Pursuant to the terms of the A/R Credit Agreement (i) the Company may borrow revolving loans in the aggregate principal amount of up to $40,000,000 (the “US Revolving Loans”) from the Lenders and term loans in the aggregate principal amount of up to $32,000,000 from the Lenders, (ii) the Subsidiary may borrow revolving loans in an aggregate principal amount of up to $10,000,000 from the Lenders (which revolving loans shall reduce the availability of the US Revolving Loans to the Company on a dollar-for-dollar basis) and term loans in an aggregate principal amount of up to $13,000,000 from the Lenders and (iii) the Company may increase the aggregate principal amount of the aforementioned loans by up to an additional $25,000,000.

Concurrent with the closing of the A/R Credit Agreement the Company borrowed the $32,000,000 term loan and $2,000,000 from the US Revolving loan and the Subsidiary borrowed the $13,000,000 term loan and $2,500,000 from revolving loans to provide $49,500,000 of funding to the acquisition of Horizon Plastics. The loans above initially pay interest at LIBOR plus a margin of 200 basis points. The basis point margin can range from 175 to 225 basis points based on the Company's leverage ratio.

The Company also entered into two interest rate swap agreements that became effective January 18, 2018 and continue through January 2023, one of which was designated as a cash flow hedge for $25,000,000 of the $32,000,000 term loan to the Company mentioned above and the other designated as a cash flow hedge for $10,000,0000 of the $13,000,000 term loan to the Subsidiary mentioned above. Under these agreements, the Company will pay a fixed rate of approximately 2.49% to the counterparty and receives 1 month LIBOR resulting in a total initial fixed rate of approximately 4.49%.

The interest rate used in calculating pro forma interest expense for the incurred debt is the respective applicable rate for each loan as of January 16, 2017, the date of the transaction, or 4.49% and 3.57%.

NOTE 4 - PRO FORMA ADJUSTMENTS

The following is a description of the pro forma adjustments to the historical combined financial statements:

(A)
Horizon Plastics balance sheet is as of November 30, 2017 and Statement of Operations is for the nine months and year ended November 30, 2017. Historical financial statements of Horizon Plastics are denominated in Canadian Dollars. For purposes of the pro forma financial statements, Horizon Plastics' November 30, 2017 balance sheet was converted at a rate of $1.29 Canadian to one US dollar. Horizon Plastics' statements of operations were converted at the period average rate of $1.30 and $1.33 for the nine month period ending November 30, 2017 and year end period ending November 30, 2016, respectively.

(B)
As part of the Asset Purchase Agreement the Company acquired certain assets and assumed certain liabilities. See below table for adjustment eliminating certain assets not purchased and certain liabilities not assumed.

Cash and cash equivalents	$(543,000)
Foreign sales tax receivable	(1,997,000)
Prepaid expenses and other current assets	(98,000)
Other non-current assets	(3,648,000)
Current portion of long-term debt	(669,000)
Revolving line of credit	(6,987,000)
Due to related parties	(14,535,000)
Compensation and related benefits	(1,060,000)
Taxes	(619,000)
Long-term debt	(2,377,000)
Deferred tax liability	(8,000)

(C)
Pro forma adjustments to cash and cash equivalents include the following: (1) an increase of $49.5 million for borrowings under the A/R Agreement, (2) a decrease of $63.0 million for the net cash paid at closing date to acquire Horizon Plastics (see Note 2), (3) a decrease of $7.5 million for the repayment of Core existing debt, (4) a decrease of $0.7 million for loan origination fees paid associated with the A/R Agreement and (5) a decrease of $0.5 million for Horizon Plastics' cash not acquired (see footnote B above).

(D)	To record estimated fair value adjustments to the carrying value of the inventory balance.

(E)	To reflect estimated fair value adjustments for property, plant and equipment based on preliminary valuation.

(F)	To record the excess of purchase price over the fair value of Horizon Plastics assets acquired and liabilities assumed as goodwill.

(G)	To record estimated fair value of the intangible assets as described in Note 2 based on preliminary valuation.

(H)	To record borrowings on term loans and revolving loans, capitalize loan costs and record repayment on term loans, both described in Note 3. Also see table below for more details:

	Repayment of existing debt	Capitalize Loan Costs	Borrowings under A/R Agreement
Current portion of long-term debt	(3,000,000)	(130,000)	3,375,000
Revolving line of credit	—	—	4,500,000
Long-term debt	(4,500,000)	(520,000)	41,625,000
Total	(7,500,000)	(650,000)	49,500,000

(I)
To reclass certain compensation and related benefits accounts totaling $1,060,000 and other payables accounts totaling $46,000 to conform with the Company's presentation. Compensation and related benefits of $1,060,000 were also eliminated in (B) above as they were not assumed.

(J)	To eliminate historic equity accounts for Horizon Plastics.

(K)
To relcass certain expenses from Selling, General and Administrative to Cost of Sales in order to conform to the Company's presentation ($1,011,000 for the nine months ended September 30, 2017 and $863,000 for the year ended December 31, 2016)

(L)
To adjust depreciation expense for the estimated fair value adjustment related to property, plant and equipment, which resulted in an increase of depreciation of $35,000 for the nine months ended September 30, 2017 and an increase of $431,000 for the year ended December 31, 2016.

(M)
To record amortization expense of $1,407,000 for the nine months ended September 30, 2017 and $1,876,000 for the year ended December 31, 2016 related to identified intangible assets over their estimated useful lives as described in Note 2.

(N)	To remove non-recurring incremental transaction costs of $192,000 directly attributable to the transaction for the nine months ended September 30, 2017 incurred related to the acquisition.

(O)	To record incremental interest expense related borrowings on term loans and revolving loans as described in Note 3.

(P)	To adjust the tax impact of the pro forma adjustments to the statutory tax rates of 27% and 34% for the Canadian and United States income items, respectively.

NOTE 5 - OTHER INCOME

Horizon Plastics other income represents gains on foreign currency derivative contracts that do not qualify for hedge accounting of $824,000 and$230,000 for the nine months ended September 30, 2017 and year ended December 31, 2016, respectively and government related investment tax credits of $176,000 and $594,000 for the nine months ended September 30, 2017 and year ended December 31, 2016, respectively.